Exhibit 99.1

Summary of Executive Compensation

Name and Principal Positions	2005 Base Salary

John M. O'Meara, President and Chief Executive Officer	$620,000
Mr. Thomas J. Schwartz, Group President Commercial Banking	$380,800
Mr. Michael L. Scudder, Executive Vice President and Chief Financial Officer	$293,500
Mr. Steven H. Shapiro, Executive Vice President and Corporate Secretary	$240,700
Mr. Mark D. Dietrich, Executive Vice President and Chief Operations Officer	$215,300

Each of these officers is also eligible to receive certain benefits and to participate in the Company's employee benefit plans applicable to executive officers, including the Company's Savings and Profit Sharing Plan, Short-Term Incentive Compensation Plan, the Omnibus Stock and Incentive Plan, Nonqualified Retirement Plan and Pension Plan in accordance with the terms and conditions of such plans. These officers are also parties to Indemnification Agreements and Employment Agreements that, among other things, entitle them to payments upon severance or upon a change-in-control.